UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

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CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On October 24, 2014, Chiquita Brands International, Inc. (“Chiquita”) and Fyffes plc (“Fyffes”) provided to each other a notice of termination of the Transaction Agreement, dated as of March 10, 2014 as amended as of September 25, 2014, among Chiquita, Fyffes, Twombly One Limited (now known as ChiquitaFyffes Limited), CBII Holding Corporation and Chicago Merger Sub, Inc. (the “Transaction Agreement”). Chiquita terminated the Transaction Agreement pursuant to Clause 9.1(a)(i)(B) thereof. Chiquita also issued a press release on October 24, 2014 announcing the termination of the Transaction Agreement and announcing that Chiquita expects to enter into discussions with the Cutrale/Safra Group regarding Cutrale / Safra’s revised offer to acquire all of the outstanding stock of Chiquita for $14.50 per in cash.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A description of the terms of the Transaction Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Chiquita with the Securities and Exchange Commission (the “SEC”) on March 12, 2014. A description of the terms of Amendment No. 1 to the Transaction Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Chiquita with the SEC on September 26, 2014.

Forward Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting the company or the industry, labor relations, burdensome taxes, additional tax assessments in foreign jurisdictions, political instability and terrorism; challenges in implementing the relocation of its corporate headquarters and other North American corporate functions to Charlotte, North Carolina; challenges in implementing restructuring and leadership changes announced in August and October 2012 including its ability to achieve the cost savings and other benefits from the restructuring; unusual weather events, conditions or crop risks; continued ability to access the capital and credit markets on commercially reasonable terms and comply with the terms of its debt instruments; access to and cost of financing; the risk that any business to be combined with those of the company may not be consummated or integrated successfully, or the anticipated benefits or synergies cannot be fully realized or may take longer to realize than anticipated; and the outcome of pending litigation and governmental investigations involving the company, as well as the legal fees and other costs incurred in connection with such items.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita's financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Following the lapse of the proposed combination with Fyffes, under the Irish Takeover Rules, except with consent of the Irish Takeover Panel, Chiquita must not, among other things, announce a further offer for Fyffes within 12 months from the date of this announcement.

Statement Required by the Irish Takeover Rules

The directors of Chiquita accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Chiquita (who have taken all reasonable care to ensure that such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2014
CHIQUITA Brands International, Inc.

	By:	/s/ James E. Thompson
James E. Thompson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 24, 2014